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                                                                    EXHIBIT 12.1

                               ATHEROGENICS, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                           FISCAL YEARS ENDED DECEMBER 31,
                                        -------------------------------------------------------------------------
                                           2004           2003           2002           2001           2000
                                        -------------  -------------  -------------  -------------  -------------
EARNINGS:
Net loss                                $ (69,589,232) $ (53,287,821) $ (27,965,507) $ (17,639,583) $ (13,949,522)
Add: Fixed charges                          5,192,894      1,954,402         50,689         21,534         36,555
Less: Capitalized interest                         --             --             --             --             --
                                        -------------  -------------  -------------  -------------  -------------

Earnings                                $ (64,396,338) $ (51,333,419) $ (27,914,818) $ (17,618,049) $ (13,912,967)
                                        =============  =============  =============  =============  =============

FIXED CHARGES:
Interest expense                        $   5,192,894  $   1,954,402  $      50,689  $      21,534  $      36,555
Debt discount on note obligation                   --             --             --             --             --
                                        -------------  -------------  -------------  -------------  -------------

Fixed charges                           $   5,192,894  $   1,954,402  $      50,689  $      21,534  $      36,555
                                        =============  =============  =============  =============  =============

Deficiency of earnings available to
   cover fixed charges                  $ (69,589,232) $ (53,287,821) $ (27,965,507) $ (17,639,583) $ (13,949,522)
                                        =============  =============  =============  =============  =============

Ratio of earnings to fixed charges (1)             --             --             --             --             --
                                        =============  =============  =============  =============  =============

1. Fixed charges do not include estimates for interest within rental expense, which was not considered material for all periods presented.